APPENDIX IV

LIST OF FUNDS

SERVICES & FEES

This Appendix IV is part of the Fund Services Agreement between The Saratoga Advantage Trust and Gemini Fund Services, LLC. Set forth below are the Services elected by the Fund(s) identified on this Appendix IV along with the associated Fees.

EFFECTIVE DATE

The Effective Date for the Funds set forth on this Appendix IV shall be the later of the date of this Agreement or upon commencement of operations.

COVERED FUNDS

The Funds to be covered under this Agreement include:

Fund Name	Board Approval Date
Energy & Basic Materials Portfolio	April 11, 2014
Financial Services Portfolio	April 11, 2014
Health & Biotechnology Portfolio	April 11, 2014
International Equity Portfolio	April 11, 2014
Investment Quality Bond Portfolio	April 11, 2014
Large Capitalization Growth Portfolio	April 11, 2014
Large Capitalization Value Portfolio	April 11, 2014
Mid Capitalization Portfolio	April 11, 2014
Municipal Bond Portfolio	April 11, 2014
Small Capitalization Portfolio	April 11, 2014
Technology & Communications Portfolio	April 11, 2014
U.S. Government Money Market Portfolio	April 11, 2014
James Alpha Global Enhanced Real Return Portfolio*	April 11, 2014
James Alpha Global Real Estate Investments Portfolio	April 11, 2014
James Alpha Multi Strategy Alternative Income Portfolio	April 11, 2014
James Alpha Yorkville MLP Portfolio	July 31, 2014
James Alpha Family Office Portfolio	February 5, 2015
James Alpha Managed Risk Domestic Equity Portfolio	February 5, 2015
James Alpha Managed Risk Emerging Markets Equity Portfolio	February 5, 2015
James Alpha Hedged High Income Portfolio	February 4, 2016
James Alpha Equity Hedge Portfolio	July 28, 2016
James Alpha Event Driven Portfolio	July 28, 2016
James Alpha Total Hedge Portfolio	July 28, 2016
James Alpha Relative Value Portfolio	July 28, 2016

*Now known as James Alpha Macro Portfolio

The parties hereto agree to the Services and associated fees as set forth above, effective as of the 28th day of July, 2016.

THE SARATOGA ADVANTAGE TRUST By: /s/ Bruce E. Ventimiglia Bruce E. Ventimiglia Chairman, President, and Chief Executive Officer	GEMINI FUND SERVICES, LLC By: /s/ Kevin Wolf Kevin Wolf President